UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2011

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 10, 2011, LRR Energy, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, LRE GP, LLC (the “General Partner”), LRE Operating, LLC (the “Operating Subsidiary,” and together with the Partnership and the General Partner, the “Partnership Entities”), Lime Rock Management LP (“Lime Rock Management”), Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”), Lime Rock Resources C, L.P. (“LRR C,” and together with LRR A and LRR B, “Fund I”) and Wells Fargo Securities, LLC, Raymond James & Associates, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and the other underwriters party thereto (collectively, the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 9,408,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $19.00 per Common Unit ($17.8125 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 1,411,200 Common Units on the same terms to cover over-allotments, if any.

The material terms of the Offering are described in the prospectus, dated November 10, 2011 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on November 14, 2011 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-174017), initially filed by the Partnership on May 6, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Partnership Entities, Lime Rock Management and Fund I, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Entities have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on November 16, 2011. The Partnership will receive net proceeds (after deducting underwriting discounts and a structuring fee) from the Offering of approximately $167.2 million. As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Common Units to:

•                  make cash distributions and payments to Fund I of approximately $289.9 million;

•                  repay in full approximately $27.3 million of LRR A’s debt that the Partnership will assume at closing;

•                  pay fees and expenses of approximately $1.9 million relating to the Partnership’s new revolving credit facility; and

•                  pay offering expenses of approximately $3.9 million.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

LRE GP, LLC Long-Term Incentive Plan

The description of the Long-Term Incentive Plan provided under Item 5.02 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Long-Term Incentive Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Form of Restricted Unit Award Agreement

The description of the Form of Restricted Unit Award Agreement provided under Item 5.02 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Form of Restricted Unit Award Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On November 10, 2011, the Board of Directors of the General Partner (the “Board”) adopted the LRE GP, LLC Long-Term Incentive Plan (the “Long-Term Incentive Plan”) for employees, consultants and directors of the General Partner and its affiliates, including Lime Rock Management and Lime Rock Resources Operating Company, Inc., who perform services for the Partnership. The Long-Term Incentive Plan consists of unit options, restricted units, phantom units, unit appreciation rights, distribution equivalent rights, unit awards and other unit-based awards. The Long-Term Incentive Plan initially limits the number of Common Units that may be delivered pursuant to awards under the plan to 1,500,000 Common Units. Common Units that are withheld to satisfy exercise prices or tax withholding obligations, or that are not delivered due to the forfeiture, cancellation, exercise or other termination or expiration of any award, will be available for delivery pursuant to other awards. The Long-Term Incentive Plan will be administered by the Board or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Long-Term Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Form of Restricted Unit Award Agreement

In connection with the adoption of the Long-Term Incentive Plan, the Board adopted the Form of Restricted Unit Award Agreement (the “Restricted Unit Award Agreement”) allowing for the award of restricted Common Units to certain of the employees, officers and directors of the General Partner (each a “Participant”) pursuant to the Long-Term Incentive Plan. The Common Units issuable pursuant to the Restricted Unit Award Agreement are restricted in that they are subject to forfeiture and may not be transferred or otherwise disposed of by the Participant prior to the applicable vesting date.

If, at any time prior to the applicable final vesting date, a Participant’s (i) employment with the General Partner, the Partnership, or any other entity that is an affiliate (within the meaning of such term under the Exchange Act and the rules promulgated thereunder) of the foregoing entities or (ii) membership on the Board, as applicable, is terminated for any reason other than death or disability, then any Common Units granted under the Restricted Unit Award Agreement that remain unvested as of the date of termination will be forfeited and the Participant will have no rights with respect thereto. In the event that such employment or membership on the Board, as applicable, is terminated due to the Participant’s death or disability, or if there is a Change of Control (as defined in the Long-Term Incentive Plan), then all Common Units granted pursuant to the Restricted Unit Award Agreement will immediately vest and become non-forfeitable.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Form of Restricted Unit Award Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 7.01  Regulation FD Disclosure.

On November 10, 2011, the Partnership announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated November 10, 2011, by and among LRR Energy, L.P., LRE GP, LLC, LRE Operating, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and Wells Fargo Securities, LLC, Raymond James & Associates, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and the other underwriters party thereto.

10.1	LRE GP, LLC Long-Term Incentive Plan, adopted as of November 10, 2011.

10.2	Form of Restricted Unit Award Agreement.

99.1	LRR Energy, L.P. Press Release dated November 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: November 16, 2011	By:	/s/ Eric Mullins
	Name:	Eric Mullins
	Title:	Co-Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description

1.1

Underwriting Agreement, dated November 10, 2011, by and among LRR Energy, L.P., LRE GP, LLC, LRE Operating, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and Wells Fargo Securities, LLC, Raymond James & Associates, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and the other underwriters party thereto.

10.1	LRE GP, LLC Long-Term Incentive Plan, adopted as of November 10, 2011.

10.2	Form of Restricted Unit Award Agreement.

99.1	LRR Energy, L.P. Press Release dated November 10, 2011.